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                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-90660) pertaining to the 1994 Basic Stock Option and Stock Appreciation Rights Plan and the 1994 Special Stock Option and Stock Appreciation Rights Plan of Cinergi Pictures Entertainment Inc. of our report dated April 11, 1997, with respect to the consolidated financial statements of Cinergi Pictures Entertainment Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                        ERNST & YOUNG LLP

Los Angeles, California
April 11, 1997